UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934 (Amendment No.   )

Check the appropriate box:

[x]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[ ]  Definitive Information Statement


                                 TECHLABS, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [x]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

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                                 TECHLABS, INC.
                      1820 NE JENSEN BEACH BLVD., SUITE 634
                             JENSEN BEACH, FL 34957


Dear Stockholders:

     We are writing to advise you that we intend to amend our Articles of Incorporation to increase our authorized shares of Common Stock, par value $.001 per share, to 100,000,000,000 shares. This action was approved on June 25, 2007 by our Board of Directors. In addition, shareholders who hold a majority of our issued and outstanding voting securities also approved this action on June 25, 2007, by written consent in lieu of a special meeting in accordance with the relevant sections of the Florida Business Corporation Act. We intend to file the Articles of Amendment to our Articles of Incorporation, a copy of which is attached hereto as Exhibit A, with the Secretary of State of Florida approximately 20 days after the date this information statement is first mailed to our shareholders.

     As described hereafter, this action will enable us to take quicker advantage of acquisition and/or merger opportunities that may become available to us by having sufficient shares authorized to enter into such transactions. Our Board believes this action may assist us in attracting possible acquisition candidates.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is to be first mailed to you on or about August 1, 2007.

     Please feel free to call us at 267-350-9210 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Techlabs, Inc.

                                        For the Board of Directors of
                                        Techlabs, Inc.


                                        By: /s/ Jayme Dorrough
                                        ----------------------
                                        Jayme Dorrough
                                        President

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                                 TECHLABS, INC.
                      1820 NE JENSEN BEACH BLVD., SUITE 634
                             JENSEN BEACH, FL 34957
                             Telephone 267-350-9210

                         INFORMATION STATEMENT REGARDING
                    ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDERS
                          IN LIEU OF A SPECIAL MEETING

          WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT
                               TO SEND US A PROXY.

                                     GENERAL

     This Information Statement is being furnished to the stockholders of Techlabs, Inc., a Florida corporation (the "Company") in connection with the adoption of an Amendment to our Articles of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On June 25, 2007 our Board of Directors approved an amendment to our Articles of Incorporation to increase our authorized common stock to 100,000,000,000 shares, par value $.001 (the "Amendment"). This action will become effective on the date of filing the Amendment with the Florida Secretary of State (the "Effective Date of the Amendment") in accordance with the written consent of our directors and the holders of a majority of our issued and outstanding common stock and in accordance with the relevant sections of the Florida Business Corporation Act.

     Our voting securities are comprised of our common stock, our Class A Special Preferred Stock and our Class C Preferred Stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our shareholders. The holders of our Class A Special Preferred Stock are also entitled to vote on matters submitted to our shareholders, with three (3) votes for each share of our Class A Special Preferred Stock held by such shareholder. The holders of our Class C Preferred Stock are also entitled to vote on matters submitted to our shareholders, with one hundred fifty (150) votes for each share of our Class C Preferred Stock held by such shareholder. As of June 25, 2007 there were 189,754,640 shares of our common stock issued and outstanding, 12,500,000 shares of our Special Class A Preferred Stock issued and outstanding, and 132,000 of our Class C Preferred Stock. On June 25, 2007, Yucatan Holding Company, which owns in the aggregate 142,425,300 shares of common stock, 8,330,000 shares of Class A Special Preferred Stock and 132,000 shares of Class C Preferred Stock, representing approximately 75.8% of our outstanding voting securities, approved these actions by written consent. Jayme Dorrough, our sole officer and director, is the sole officer, director and beneficial owner of Yucatan Holding Company.

     The increase in the number of authorized shares will not change the number of currently outstanding shares of common stock or the percentage of the Company's common stock that you now own. Only the issuance of additional shares will affect your percentage of ownership. Issuance of additional shares may have the effect of diluting book value per share as well as your percentage of ownership. As of the date of this Information Statement, we have not taken any action and do not have any commitments to issue any of the additional authorized shares.

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

     As described hereafter, it is hoped that these actions will enable the Company to respond more quickly to any merger or acquisition opportunities that may become available to us. Our Board believes this Amendment may make our Company more attractive to possible acquisition candidates. We cannot assure you, however, that this Amendment will result in our effecting a merger or acquisition or otherwise make our Company more attractive to acquisition candidates or potential investors.

     The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporation Act, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

     Pursuant to Section 607.0704 of the Florida Business Corporation Act, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about August 1, 2007 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

No Dissenter's Rights

     No dissenter's rights are afforded to our stockholders under Florida law as a result of the adoption of the Amendment.

                           OUR PRINCIPAL STOCKHOLDERS

     Our voting securities are comprised of our common stock, class A special preferred stock and class C preferred stock voting as a single voting group. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The following table contains information regarding record ownership of our voting stock as of June 25, 2007 held by:

       * persons who own beneficially more than 5% of our outstanding voting securities,
       *  our directors,
       *  named executive officers, and
       *  all of our directors and officers as a group.

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                                Amount and Nature
Name of                         of Beneficial      Percentage  Percentage of
Beneficial Owner                Ownership          of Class    Voting Control(1)
----------------                -----------------  ----------  -----------------

Common Stock
------------
Jayme Dorrough (2) ............    142,425,300        75.1%          75.8%
All executive officers
  and directors as a
  group (one person)(2) .......    142,425,300        75.1%          75.8%
Yucatan Holding Company (2) ...    142,425,300        75.1%          75.8%


Class A Special Preferred Stock
-------------------------------
Jayme Dorrough (2) ............      8,330,000        66.6%          75.8%
All executive officers
  and directors as a
  group (one person)(2) .......      8,330,000        66.6%          75.8%
Thomas J. Taule (3) ...........      4,170,000        33.3%           4.2%
Yucatan Holding Company (2) ...     12,500,000        66.6%          75.8%


Class C Preferred Stock
---------------------------
Jayme Dorrough (2) ............        132,000         100%          75.8%
All executive officers
  and directors as a
  group (one person)(2) .......        132,000         100%          75.8%
_________

(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock, shares of our Class A Special Preferred Stock and Class C Preferred Stock at June 25, 2007. At June 25, 2007 the holders of our outstanding shares of common stock, Class A Special Preferred Stock and Class C Preferred Stock were entitled to an aggregate of 247,054,640 votes at any meeting of our shareholders, which includes 189,754,640 votes attributable to the outstanding shares of common stock, 37,500,000 votes attributable to the outstanding shares of Class A Special Preferred Stock and 19,800,000 votes attributable to the Class C Preferred Stock.

(2) Mrs. Dorrough, our sole officer and director, is the sole officer and director of Yucatan Holding Company with an address at 1820 NE Jensen Beach Blvd., Suite 634, Jensen Beach, Fl 34957. All shares owned beneficially by Mrs. Dorrough are owned of record by Yucatan Holding Company. The 142,425,300 shares of common stock, 8,330,000 shares of Class A Special Preferred Stock (which is entitled to 24,990,000 votes) and 132,000 shares of Class C Preferred Stock (which is equal to 19,800,000 votes) are aggregated together in determining the Percent of Voting Control held by Mrs. Dorrough through Yucatan Holding Company.

(3) Mr. Taule served as our president and CEO from April 2000 until February 2002. His address is 1861 North Federal Highway, #146, Hollywood, Florida 33020. The Percentage of Voting Control includes 5,500 shares of common stock and 4,170,000 shares of Class A Special Preferred Stock (which is entitled to 12,510,000 votes) held by Mr. Taule.

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                                  THE AMENDMENT

     On June 25, 2007, we had 189,754,640 shares of our common stock outstanding. Currently, there are 200,000,000 shares of common stock authorized. There are also 25,000,000 shares of Class A Special Preferred authorized, of which 12,500,000 shares are issued and outstanding; 10,000,000 shares Class B Preferred authorized, of which no shares are issued and outstanding; and 10,000,000 shares of Class C Preferred authorized, of which 92,000 shares are issued and outstanding.

     We have realized, in the evaluation of various merger and acquisition candidates that, given our limited amount of cash, we would need additional authorized shares to complete a merger or acquisition utilizing our shares. Therefore, we decided to authorize additional shares at this time to position the Company to take quick advantage of opportunities that may arise and to avoid the delay and expense of authorizing additional shares at a later date in connection with an acquisition. This increase in authorized shares will empower our board of directors under certain circumstances to issue the additional shares without prior notice to our shareholders and without their approval.

     The Amendment will not affect your stock ownership in any way. The issuance of additional common stock, however, will decrease your percentage of ownership of the Company.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

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

EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 TECHLABS, INC.


     1. The name of the corporation filing these Articles of Amendment is Techlabs, Inc. (the "Corporation").

     2 Article III of the Articles of Incorporation of the Corporation is amended to increase the Corporation's authorized shares of common stock to one hundred billion (100,000,000,000)shares with a par value of $.001 per share.

     3. The Amendment was adopted by the shareholders of the Corporation on June 25, 2007 by written consent of the holders of the outstanding Common Stock, Class A Special Preferred Stock and Class C Preferred Stock as a single voting group in accordance with the provisions of F.S. 607.0704, and the number of shares consenting to the adoption of the Amendment by such voting group was sufficient for approval.

          IN WITNESS WHEREOF, the undersigned President and Sole Director of Techlabs, Inc. have executed these Articles of Amendment on behalf of the Corporation on this 25th day of June, 2007.


                                        TECHLABS, INC

                                        By: /s/ Jayme Dorrough
                                        ----------------------
                                        Jayme Dorrough,
                                        President

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